EXHIBIT 99.2
VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Set forth on the following pages are the unaudited pro forma consolidated balance sheet as of December 31, 2014 and the unaudited pro forma consolidated statements of income for each of the years in the three-year period ended December 31, 2014, together with the notes to the unaudited pro forma consolidated financial statements, of Valero Energy Partners LP. Unless otherwise stated or the context otherwise indicates, all references to “Valero Energy Partners LP,” the “Partnership,” “us,” “our,” “we,” or similar expressions for time periods prior to the initial public offering (the Offering) of common units of Valero Energy Partners LP on December 16, 2013, refer to Valero Energy Partners LP Predecessor, our “Predecessor” for accounting purposes. For time periods subsequent to the Offering, these terms refer to Valero Energy Partners LP, one or more of its consolidated subsidiaries, or all of them taken as a whole. The pro forma consolidated financial statements have been prepared based on the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 with certain pro forma adjustments made to those financial statements as further discussed below. The pro forma consolidated financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

Effective March 1, 2015, the Partnership entered into a contribution agreement with Valero to acquire two of Valero’s subsidiaries, Valero Partners Houston, LLC and Valero Partners Louisiana, LLC, (the Acquisition). The assets of the Houston and St. Charles Terminal Services Business were contributed to these subsidiaries just prior to the Acquisition. The Partnership acquired these subsidiaries for total consideration of $671.2 million consisting of (i) cash of $571.2 million and (ii) the issuance of 1,908,100 common units representing limited partner interests in the Partnership and 38,941 general partner units representing general partner interests in the Partnership to the General Partner having an aggregate value, collectively of $100.0 million. We funded the cash distribution to Valero with $211.2 million of our cash on hand, $200.0 million of borrowings under our revolving credit facility, and $160.0 million of proceeds from a subordinated loan agreement with Valero. The board of directors also approved the Partnership’s entry into various agreements with Valero related to the contribution agreement, including amended and restated schedules to our omnibus agreement, an amended and restated services and secondment agreement, additional schedules to our commercial agreements with respect to the related logistics assets, and lease agreements.

The Acquired Business is engaged in the terminaling of crude oil, intermediates, and refined petroleum products at terminals located in Texas and Louisiana as more fully described below:

•
Houston Terminal. The Houston Terminal operates a crude oil, intermediates, and refined petroleum products terminal that supports Valero’s Houston, Texas refinery. The terminal is located on the Houston ship channel and has storage tanks with 3.6 million barrels of storage capacity.

•
St. Charles Terminal. The St. Charles Terminal operates a crude oil, intermediates, and refined petroleum products terminal that supports Valero’s St. Charles Refinery located in Norco, Louisiana. The terminal is located on the Mississippi River and has storage tanks with 10 million barrels of storage capacity.

The Partnership owns and operates all of the Acquired Business and began receiving fees for services commencing on March 1, 2015. Pursuant to the terms of the amended and restated services and secondment agreement, the Partnership reimburses Valero for the costs (including wages and benefits) of certain personnel

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

seconded to our general partner to provide certain operational services to us in support of our pipeline, terminaling, and storage facilities, including the Acquired Business. Pursuant to the terms of the amended and restated schedules to our omnibus agreement, the operational and administrative support fee owed by us to Valero increased from $9.3 million to $10.4 million annually as of March 1, 2015 for additional services provided in connection with the Acquired Business.

The assets of the Acquired Business are recorded at historical cost as the Acquisition is considered to be a reorganization of entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma amounts. However, our management believes the assumptions are reasonable for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable, and are properly applied in the pro forma financial statements.

The pro forma adjustments have been prepared as if the transactions effected as of the date of the Acquisition had taken place on December 31, 2014 in the case of the unaudited pro forma consolidated balance sheet, and as of January 1, 2013 in the case of the unaudited pro forma consolidated statements of income for the years ended December 31, 2014 and 2013. Pro forma adjustments were not applied to the unaudited pro forma consolidated statement of income for the year ended December 31, 2012, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the Acquisition occurred at a date earlier than January 1, 2013.

The pro forma financial statements give pro forma effect to the matters described in the accompanying notes, including:

•
the acquisition of the Houston and St. Charles Terminal Services Business from Valero for total consideration of $671.2 million consisting of (i) a cash distribution of $571.2 million and (ii) 1,908,100 common units and 38,941 general partner units having an aggregate value, collectively, of $100.0 million. We funded the cash distribution to Valero with $211.2 million of our cash on hand, $200.0 million of borrowings under our revolving credit facility, and $160.0 million of proceeds from a subordinated loan agreement with Valero.

•
our entry into additional schedules to our commercial agreements with Valero, and the recognition of terminaling revenue under those schedules for the volumes throughput and handled by the Acquired Business during the periods presented;

•	our entry into amended and restated schedules to our omnibus agreement with Valero;

•	our general partner’s entry into an amended and restated services and secondment agreement with Valero;

•
the payment of insurance premiums in excess of those allocated by Valero in the combined financial statements of the Acquired Business for business interruption, property, and third-party liability insurance coverage;

•	the payment of rent expense on land located at Valero’s Houston Refinery and St. Charles Refinery;

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

•
the estimated interest expense that would have been incurred had we borrowed $160.0 million under the subordinated loan agreement with Valero and $200.0 million under the revolving credit facility; and

•	the reduction in the deferred tax liability related to a reduction in the apportionment rate of the Texas margin tax and associated adjustment for the tax basis in the Acquired Business.

The pro forma financial statements may not be indicative of the results that actually would have occurred if the Acquisition had occurred on the dates indicated, or the results that will be obtained in the future.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2014
(In Thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
	(Audited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$236,579	$—	$(211,551)	(a)	$25,028
Receivables from related party	8,499	—	—		8,499
Prepaid expenses and other	727	—	—		727
Total current assets	245,805	—	(211,551)		34,254
Property and equipment, at cost	474,843	344,261	—		819,104
Accumulated depreciation	(125,960)	(48,570)	—		(174,530)
Property and equipment, net	348,883	295,691	—		644,574
Deferred charges and other assets, net	1,385	—	—		1,385
Total assets	$596,073	$295,691	$(211,551)		$680,213
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of capital lease obligations	$1,200	$—	$—		$1,200
Accounts payable – related parties	4,297	—	—		4,297
Accrued liabilities	1,054	—	—		1,054
Taxes other than income taxes	765	—	—		765
Deferred revenue from related party	124	—	—		124
Total current liabilities	7,440	—	—		7,440
Capital lease obligations, net of current portion	1,519	—	—		1,519
Debt, less current portion	—	—	360,000	(b)	360,000
Deferred income taxes	830	—	(144)	(c)	686
Other long-term liabilities	1,065	—	—		1,065
Partners’ capital:
Common unitholders – public	374,954	—	(100)	(d)	374,854
Common unitholder – Valero	58,844	—	(18,250)	(d)	40,594
Subordinated unitholder – Valero	146,804	—	(248,871)	(d)	(102,067)
General partner – Valero	4,617	—	(8,495)	(d)	(3,878)
Net investment	—	295,691	(295,691)	(e)	—
Total partners’ capital	585,219	295,691	(571,407)		309,503
Total liabilities and partners’ capital	$596,073	$295,691	$(211,551)		$680,213

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2014
(In Thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
	(Audited)	(Audited)
Operating revenues – related party	$129,180	$—	$108,726	(f)	$237,906
Costs and expenses:
Operating expenses	31,719	38,788	1,766	(g)	72,273
General and administrative expenses	12,330	267	833	(h)	13,430
Depreciation expense	16,451	10,502	—		26,953
Total costs and expenses	60,500	49,557	2,599		112,656
Operating income (loss)	68,680	(49,557)	106,127		125,250
Other income, net	1,504	—	—		1,504
Interest expense	(872)	—	(4,706)	(i)	(5,578)
Income (loss) before income taxes	69,312	(49,557)	101,421		121,176
Income tax expense	548	—	175	(j)	723
Net income (loss)	68,764	(49,557)	101,246		120,453
Less: Net income (loss) attributable to Predecessor	9,483	(49,557)	49,557		9,483
Net income attributable to partners	59,281	—	51,689		110,970
Less: General partner’s interest in net income	1,379	—	1,041	(k)	2,420
Limited partners’ interest in net income	$57,902	$—	$50,648		$108,550

Net income per limited partner unit – basic and diluted:
Common units	$1.01				$1.83	(l)
Subordinated units	$1.01				$1.83	(l)

Weighted-average limited partner units outstanding:
Common units – basic	28,790		1,908	(l)	30,698
Common units – diluted	28,791		1,908	(l)	30,699
Subordinated units – basic and diluted	28,790		—		28,790
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2013
(In Thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
	(Audited)	(Audited)
Operating revenues – related party	$124,985	$—	$109,093	(f)	$234,078
Costs and expenses:
Operating expenses	32,205	36,324	23	(g)	68,552
General and administrative expenses	7,195	261	839	(h)	8,295
Depreciation expense	16,256	8,906	—		25,162
Total costs and expenses	55,656	45,491	862		102,009
Operating income (loss)	69,329	(45,491)	108,231		132,069
Other income, net	309	—	—		309
Interest expense	(198)	—	(5,159)	(i)	(5,357)
Income (loss) before income taxes	69,440	(45,491)	103,072		127,021
Income tax expense	1,434	—	71	(j)	1,505
Net income (loss)	68,006	(45,491)	103,001		125,516
Less: Net income (loss) attributable to Predecessor	65,965	(45,491)	100,480		120,954
Net income attributable to partners	2,041	—	2,521		4,562
Less: General partner’s interest in net income	41	—	50	(k)	91
Limited partners’ interest in net income	$2,000	$—	$2,471		$4,471

Net income per limited partner unit – basic and diluted:
Common units	$0.03				$0.08	(l)
Subordinated units	$0.03				$0.08	(l)

Weighted-average limited partner units outstanding – basic and diluted:
Common units	28,790		1,908	(l)	30,698
Subordinated units	28,790		—		28,790
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2012
(In Thousands)

	Historical	Acquired Business	Pro Forma
	(Audited)	(Unaudited)
Operating revenues – related party	$115,889	$—	$115,889
Costs and expenses:
Operating expenses	34,473	37,902	72,375
General and administrative expenses	6,546	235	6,781
Depreciation expense	16,550	6,522	23,072
Total costs and expenses	57,569	44,659	102,228
Operating income (loss)	58,320	(44,659)	13,661
Other income, net	337	—	337
Interest expense	(307)	—	(307)
Income (loss) before income taxes	58,350	(44,659)	13,691
Income tax expense	553	—	553
Net income (loss)	$57,797	$(44,659)	$13,138

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	This adjustment reflects the following increases and decreases to cash:

•	Increases to cash: $200.0 million borrowing under our revolving credit agreement and $160.0 million of proceeds from a subordinated loan agreement with Valero.

•	Decreases to cash: payment of $571.2 million as part of the total consideration for the Acquired Business and estimated transaction costs of $351,000 associated with the Acquisition.

(b)	This adjustment reflects the $200.0 million of borrowings under our revolving credit agreement and $160.0 million of borrowings under the subordinated loan agreement with Valero.

(c)
This adjustment reflects the reduction in the deferred tax liability related to a reduction in the apportionment rate of the Texas margin tax and associated adjustment for the tax basis in the Acquired Business.

(d)	This adjustment reflects the following increases and decreases to partners’ capital (in thousands):

	Estimated Transaction Costs	Issuance of Common and General Partner Units	Excess Consideration	Pro Forma Adjustments
Common unitholders – public	$(100)	$—	$—	$(100)
Common unitholder – Valero	(78)	98,000	(116,172)	(18,250)
Subordinated unitholder – Valero	(166)	—	(248,705)	(248,871)
General partner – Valero	(7)	2,000	(10,488)	(8,495)
Total	$(351)	$100,000	$(375,365)	$(275,716)

Excess consideration of $375.4 million is calculated as total consideration of $671.2 million for the Acquired Business, net of Valero’s net investment in the Acquired Business of $295.7 million and net of the reduction in the deferred tax liability of $144,000 as described in Note (c).

(e)	This adjustment reflects the elimination of Valero’s net investment in the Acquired Business, and its reclassification to partners’ capital (see Note (d)).

(f)
This adjustment reflects revenues associated with the Partnership’s entry into additional schedules to our commercial agreements with Valero related to the Acquired Business. Revenues were calculated using the throughput rates included in those schedules. Volumes used were historical volumes throughput and handled by the assets of the Acquired Business.

(g)	This adjustment reflects the following increases to operating expenses:

•
a net increase of $2.5 million for each of the years ended December 31, 2014 and 2013 for insurance premiums in excess of those allocated by Valero in the combined financial statements of the Acquired Business for business interruption, property, and third-party liability insurance coverage.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

The insurance premiums that we will incur are based on quotes from Valero’s captive insurance company from which we will obtain insurance coverage.

•
a net decrease of $1.3 million and net increase of $458,000 for the years ended December 31, 2014 and 2013, respectively, for the payment of rent expense on land located at Valero’s Houston Refinery and St. Charles Refinery, net of rent expense and other facility-related expenses, including utilities, allocated to the Acquired Business.

•
a net increase of $493,000 and net decrease of $3.0 million for the years ended December 31, 2014 and 2013, respectively, for the annual secondment fee of $17.4 million payable by the Partnership to Valero related to the Acquired Business, net of employee-related expenses allocated to the Acquired Business.

(h)
This adjustment reflects a net increase of $833,000 and $839,000 for the years ended December 31, 2014 and 2013, respectively, to general and administrative expenses for the annual administrative fee payable by the Partnership to Valero in excess of such expenses allocated to the Acquired Business. The annual administrative fee increased from $9.3 million to $10.4 million as of March 1, 2015, for the management of our day-to-day operations after the closing of the Acquisition under the amended and restated schedules to our omnibus agreement.

(i)
This adjustment reflects variable interest expense at 1.41% and 1.44% for the years ended December 31, 2014 and 2013, respectively, on the $160.0 million of borrowings under the subordinated loan agreement with Valero and $200.0 million of borrowings under our revolving credit agreement, partially offset by a reduction of $355,000 and $15,000 in the years ended December 31, 2014 and 2013, respectively, in the commitment fee for the unutilized portion of the revolving credit agreement. A change of 0.125% in the interest rate associated with the borrowings would result in a $450,000 change in annual interest expense.

(j)	This adjustment reflects the increase in tax expense attributable to the Texas margin tax.

(k)
The purpose of this adjustment is to reflect our general partner’s interest in our net income. We compute net income allocated to the general partnership interest by applying the provisions of our partnership agreement as more fully described in Note (l).

(l)
Basic and diluted net income per limited partner unit is determined pursuant to the two-class method for master limited partnerships. The two-class method is an earnings allocation formula that is used to determine earnings to our general partner, common unitholders, and participating securities according to (i) distributions pertaining to each period’s net income and (ii) participation rights in undistributed earnings.

We calculate net income available to limited partners based on the distributions pertaining to each period’s net income. After considering the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners, and other participating securities in accordance with the contractual terms of our partnership agreement and as prescribed under the two-class method. Participating securities include incentive distribution rights

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

(IDRs) and awards under our 2013 Incentive Compensation Plan that receive distribution equivalent rights (DERs). However, the terms of our partnership agreement limit the general partner’s incentive distribution to the amount of available cash, which, as defined in our partnership agreement, is net of reserves deemed appropriate. As such, IDRs are not allocated undistributed earnings or distributions in excess of earnings in the calculation of net income per limited partner unit. Diluted net income per limited partner unit is computed based on the weighted average number of units plus the effect of dilutive potential units outstanding during the period using the two-class method.

Pro forma net income per limited partner unit is calculated only for the periods subsequent to the Offering as no units were outstanding prior to the Offering. Because all newly issued common units and general partner units associated with the Acquisition were assumed to have been outstanding for the entire period subsequent to the Offering, the pro forma basic and diluted weighted average number of common and subordinated units outstanding equals the number of common and subordinated units outstanding as of December 31, 2014 and 2013, plus the number of newly issued common units, or 1,908,100 units, at the closing of the Acquisition.

For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to actual distributions declared during 2013 and 2014, including cash distributions declared on IDRs during 2014.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

The following reflects the calculation of pro forma net income per limited partner unit for the years ended December 31, 2014 and 2013 in the manner described above (in thousands, except per unit amounts). All amounts, including distributions, are on a pro forma basis.

	Year Ended December 31, 2014
		Limited Partners
	General Partner	Common Units	Subordinated Units	Restricted Units	Total
Allocation of pro forma net income to determine pro forma net income available to limited partners:
Distributions, excluding general partner’s IDRs	$1,147	$28,887	$27,091	$—	$57,125
General partner’s IDRs	200	—	—	—	200
DERs	—	—	—	6	6
Distributions and DERs declared	1,347	28,887	27,091	6	57,331
Undistributed earnings	1,073	27,124	25,438	4	53,639
Pro forma net income available to limited partners – basic	$2,420	56,011	52,529	$10	$110,970
Add: DERs		10	—
Pro forma net income available to limited partners – diluted		$56,021	$52,529

Pro forma net income per limited partner unit – basic:
Weighted-average units outstanding		30,698	28,790

Pro forma net income per limited partner unit – basic		$1.83	$1.83

Pro forma net income per limited partner unit – diluted:
Weighted-average units outstanding		30,698	28,790
Common equivalent units for restricted units		1	—
Weighted-average units outstanding – diluted		30,699	28,790

Pro forma net income per limited partner unit – diluted		$1.83	$1.83

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

	Year Ended December 31, 2013
		Limited Partners
	General Partner	Common Units	Subordinated Units	Total
Allocation of pro forma net income to determine pro forma net income available to limited partners:
Distributions	$45	$1,136	$1,065	$2,246
Undistributed earnings	46	1,171	1,099	2,316
Pro forma net income available to limited partners – basic and diluted	$91	$2,307	$2,164	$4,562

Pro forma net income per limited partner unit – basic and diluted:
Weighted-average units outstanding		30,698	28,790

Pro forma net income per limited partner unit – basic and diluted		$0.08	$0.08